UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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ACE Limited

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Invitation to the Annual General Meeting of ACE Limited

Thursday, May 21, 2015, 2:45 p.m. Central European Time (doors open at 1:45 p.m. Central European Time at the offices of ACE Limited, Bärengasse 32, 8001 Zurich, Switzerland

AGENDA ITEMS

ITEM 1

Approval of the annual report, standalone financial statements and consolidated financial statements of ACE Limited for the year ended December 31, 2014

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors is asking shareholders to approve our annual report, and ACE Limited’s standalone financial statements and consolidated financial statements for the year ended December 31, 2014.

ITEM 2

Allocation of disposable profit and distribution of a dividend

Item 2.1	Allocation of disposable profit

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors is asking shareholders to approve that the Company’s disposable profit (including the net income and the other items as shown below and on ACE Limited’s standalone financial statements) be carried forward. The following table shows the appropriation of available earnings as proposed by the Board of Directors for the year ended December 31, 2014.

(in millions of Swiss francs)
Net income	405
Balance brought forward	3 476
Attribution to reserve for treasury shares	(1 088)

Balance carried forward	2 793

Item 2.2	Distribution of a dividend

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes

(a) that an aggregate amount equal to CHF 1,245,000,000 be released from the capital contribution reserves account, a subaccount of legal reserves, and allocated to a segregated dividend reserve account from capital contribution reserves (the “Dividend Reserve”), and

(b) to distribute a dividend to the shareholders up to an aggregate amount totaling USD $2.68 per Common Share from, and limited at a maximum to the amount of, the Dividend Reserve in one or more installments, in such amounts and on such record and payment dates as determined by the Board in its discretion.

If the Board of Directors deems it advisable for the Company, the Board of Directors shall be authorized to abstain (in whole or in part) from distributing a dividend in its discretion. The authorization of the Board of Directors to distribute the installments from the Dividend Reserve will expire on the date of the 2016 annual general meeting, on which date any balance remaining in the Dividend Reserve will be automatically reallocated to the capital contribution reserves account of legal reserves.

ITEM 3

Discharge of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors is asking shareholders to discharge the Board of Directors for the financial year ended December 31, 2014.

ITEM 4

Election of Auditors

Item 4.1	Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors is asking shareholders to elect PricewaterhouseCoopers AG (Zurich) as the Company’s statutory auditor for the financial year ending December 31, 2015.

Item 4.2	Ratification of appointment of independent registered public accounting firm PricewaterhouseCoopers LLP (United States) for purposes of U.S. securities law reporting

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors is asking shareholders to ratify the appointment of PricewaterhouseCoopers LLP (Philadelphia, Pennsylvania, United States) as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Item 4.3	Election of BDO AG (Zurich) as special audit firm

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors is asking shareholders to elect BDO AG, Fabrikstrasse 50, CH-8031 Zurich, Switzerland as the Company’s special audit firm until our next annual general meeting.

ITEM 5

Election of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors is asking shareholders to elect each of the director nominees listed below individually to the Board of Directors until our next annual general meeting.

Item 5.1	Reelection of Evan G. Greenberg

Item 5.2	Reelection of Robert M. Hernandez

Item 5.3	Reelection of Michael G. Atieh

Item 5.4	Reelection of Mary A. Cirillo

Item 5.5	Reelection of Michael P. Connors

Item 5.6	Reelection of John Edwardson

Item 5.7	Reelection of Peter Menikoff

Item 5.8	Reelection of Leo F. Mullin

Item 5.9	Reelection of Kimberly Ross

Item 5.10	Reelection of Robert Scully

Item 5.11	Reelection of Eugene B. Shanks, Jr.

Item 5.12	Reelection of Theodore E. Shasta

Item 5.13	Reelection of David Sidwell

Item 5.14	Reelection of Olivier Steimer

ITEM 6

Election of the Chairman of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors is asking shareholders to elect Evan G. Greenberg as Chairman of the Board of Directors until our next annual general meeting.

ITEM 7

Election of the Compensation Committee of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors is asking shareholders to elect each of the director nominees Michael P. Connors, Mary A. Cirillo, John Ed-wardson and Robert M. Hernandez individually as members of the Compensation Committee until our next annual general meeting.

Item 7.1	Election of Michael P. Connors

Item 7.2	Election of Mary A. Cirillo

Item 7.3	Election of John Edwardson

Item 7.4	Election of Robert M. Hernandez

ITEM 8

Election of Homburger AG as independent proxy

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors is asking shareholders to elect Homburger AG as the Company’s independent proxy until the conclusion of our next annual general meeting.

ITEM 9

Amendments to the Articles of Association to implement new requirements under the Minder Ordinance regarding elections, related corporate governance and certain other matters

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve the proposed amendments to the Articles of Association as shown below (additions are indicated in italics, deletions ~~struck through~~). These amendments are intended to implement certain corporate governance and related requirements of the Minder Ordinance.

III. Organisation		III. Organization

A. Die Generalversammlung		A. The General Meeting

Artikel 9 Befugnisse		Article 9 Authorities

Die Generalversammlung ist das oberste Organ der Gesellschaft. Sie hat die folgenden unübertragbaren Befugnisse:		The General Meeting is the supreme corporate body of the Company. It has the following non-transferable powers:

2.	die Wahl und Abwahl der Mitglieder des ~~Verwaltungsrates und~~ Verwaltungsrats, des Präsidenten des Verwaltungsrats, der Mitglieder des Vergütungsausschusses, der Revisionsstelle und des unabhängigen Stimmrechtsvertreters;	2.	to elect and remove the members of the Board of Directors, the Chairman of the Board of Directors, the members of the Compensation Committee, the Auditors and the ~~Auditors~~independent proxy;

3.	die Genehmigung des ~~Jahresberichts~~Lageberichts, der Jahresrechnung und der Konzernrechnung sowie die Beschlussfassung über die Verwendung des Bilanzgewinns, insbesondere die Festsetzung der Dividende;	3.	to approve the ~~statutory~~statutorily required ~~annual~~management report, the annual accounts and the consolidated financial statements as well as to pass resolutions regarding the allocation of profits as shown on the balance sheet, in particular to determine the dividends;

5.	die Genehmigung der Vergütungen des Verwaltungsrats und der Geschäftsleitung gemäss Art. 25 der Statuten; und	5.	to approve the compensation of the Board of Directors and the Executive Management in accordance with Article 25; and

Artikel 15 Unabhängiger Stimmrechtsvertreter und weitere Vertretungsregeln		Article 15 Independent Proxy and Additional Rules on Proxies

a)	Die Generalversammlung wählt einen unabhängigen Stimmrechtsvertreter. Die Amtszeit endet jeweils mit Abschluss der nächsten ordentlichen Generalversammlung. Wiederwahl ist möglich.	a)	The General Meeting shall elect an Independent Proxy. The term of office ends in each case at the end of the next ordinary General Meeting. Re-election is permitted.

b)	Jeder stimmberechtigte Aktionär kann seine Aktien durch den von ihm schriftlich oder elektronisch bevollmächtigten unabhängigen Stimmrechtsvertreter oder durch eine andere Person in Übereinstimmung mit Art. 14 lit. a) vertreten lassen. Die Mitglieder des Verwaltungsrates und der Geschäftsleitung dürfen Aktionäre vertreten, sofern es sich nicht um eine institutionalisierte Vertretung handelt. Verwahrungsstellen dürfen Aktionäre vertreten und gelten nicht als Depotvertreter (im Sinne von Art. 689d OR), sofern sie aufgrund einer schriftlichen Vollmacht und nach Massgabe von konkreten oder allgemeinen Weisungen des betreffenden Aktionärs handeln.	b)	Each shareholder may be represented at the General Meeting by the Independent Proxy by way of a written or electronic proxy or by another person in accordance with Article 14(a). The members of the Board of Directors and the Executive Management are allowed to represent shareholders provided that this does not constitute an institutionalized representation of shareholders. Custodians may represent shareholders and shall not be deemed depositary representatives (in the sense of Art. 689d of the Swiss Code of Obligations), provided that they act based on a written proxy and in accordance with specific or general instructions of the relevant shareholder.

c)	Der unabhängige Stimmrechtsvertreter ist verpflichtet, die von ihm vertretenen Stimmrechte weisungsgemäss auszuüben. Hat er keine Weisungen erhalten, so enthält er sich der Stimme. Eine allgemeine oder konkludente Weisung, bei in der Einberufung bekanntgegebenen und/oder nicht bekanntgegebenen Anträgen jeweils im Sinne des Antrages des Verwaltungsrates zu stimmen, gilt als gültige Weisung zur Stimmrechtsausübung.	c)	The Independent Proxy is obliged to exercise the represented voting rights in accordance with instructions. If no instructions were obtained, it shall abstain from voting. A general or implied instruction to vote according to the proposal of the Board of Directors in respect of proposals announced and/or not announced in the invitation shall be considered a valid instruction to exercise voting rights.

d)	Der unabhängige Stimmrechtsvertreter kann sich an der Generalversammlung durch einen Vertreter oder eine untergeordnete Person vertreten lassen. Der unabhängige Stimmrechtsvertreter bleibt für die Erfüllung seiner Pflichten vollumfänglich verantwortlich.	d)	The Independent Proxy may be represented at the General Meeting by a representative or a subordinate person. The Independent Proxy remains fully responsible for fulfilling its duties.

e)	Fällt der unabhängige Stimmrechtsvertreter aus, stellt der Verwaltungsrat ihn nach den gesetzlichen Vorschriften in seiner Funktion ein, oder hat die Gesellschaft aus anderen Gründen keinen handlungsfähigen unabhängigen Stimmrechtsvertreter, so ernennt der Verwaltungsrat einen neuen unabhängigen Stimmrechtsvertreter für die nächste Generalversammlung. Bisher abgegebene Vollmachten und Stimmrechtsinstruktionen behalten ihre Gültigkeit für den neuen unabhängigen Stimmrechtsvertreter, solange ein Aktionär nicht ausdrücklich etwas anderes anordnet.	e)	If the Independent Proxy is not available anymore to hold office, if the Board of Directors lawfully suspends him from its office, or if the Company does not have an Independent Proxy capable of acting for other reasons, then the Board of Directors shall appoint a new Independent Proxy for the next General Meeting. Proxies and voting instructions that were already issued remain valid for the new Independent Proxy as long as a shareholder does not explicitly determine otherwise.

f)	Der Verwaltungsrat kann Verfahrensvorschriften im Zusammenhang mit der Teilnahme und Vertretung von Aktionären an der Generalversammlung erlassen und insbesondere die Erteilung von Weisungen an den unabhängigen Stimmrechtsvertreter näher regeln. Er sorgt dafür, dass die Aktionäre dem unabhängigen Stimmrechtsvertreter auch elektronische Vollmachten und Weisungen erteilen können, wobei er ermächtigt ist, vom Erfordernis einer qualifizierten elektronischen Signatur ganz oder teilweise abzusehen.	f)	The Board of Directors may pass procedural provisions in connection with the participation in and the representation at the General Meeting and in particular regulate in more detail the issuing of instructions to the Independent Proxy. It shall make sure that the shareholders are able to grant powers of attorneys and can issue instructions to the Independent Proxy by electronic means. In doing so, it is entitled to waive entirely or in part the requirement of a qualified electronic signature.

B. Der Verwaltungsrat		B. The Board of Directors

Artikel ~~17~~18 Wahl~~,~~ und Konstituierung ~~und Entschädigung~~		Article ~~17~~18 Election, and Constitution ~~and Indemnification~~

a)	Der Verwaltungsrat besteht aus wenigstens 3 und höchstens 20 Mitgliedern. ~~Beginnend mit~~Die Amtsdauer beträgt ein Jahr, zu verstehen als Periode ab Wahl bis zum Ende der nächsten ordentlichen Generalversammlung ~~2014 beträgt die Amtsdauer sämtlicher Mitglieder des Verwaltungsrats jeweils ein Jahr. Für bereits gewählte Mitglieder des Verwaltungsrats mit einer Amtsdauer bis zur ordentlichen Generalversammlung 2015 oder 2016 gilt diese Bestimmung erst mit Ablauf der entsprechenden Amtsdauer. Diesbezüglich~~. Wiederwahl ist ~~unter einem Jahr der Zeitraum zwischen zwei ordentlichen, aufeinanderfolgenden Generalversammlungen zu verstehen~~möglich.	a)	The Board of Directors shall consist of 3 to 20 members. ~~Commencing at the 2014 annual general meeting, the~~ The term of ~~each member~~office shall be one year, ~~except that any member in office at the 2014 ordinary General Meeting whose term expires at the 2015 or 2016 ordinary General Meeting shall continue~~understood to ~~hold office~~be the period from the election until the end of the ~~term for which such member was elected. In this regard, one year shall mean the period between two~~next ordinary General ~~Meetings.~~Meeting. Re-election is possible.

b)	~~Der Verwaltungsrat~~Die Generalversammlung wählt ~~seinen~~aus den Mitgliedern des Verwaltungsrates den Präsidenten ~~sowie einen Vizepräsidenten.~~ des Verwaltungsrates. Die Amtsdauer beträgt ein Jahr, zu verstehen als Periode ab Wahl bis zum Ende der nächsten ordentlichen Generalversammlung. Wiederwahl ist möglich. Der Präsident hat bei Stimmengleichheit keinen Stichentscheid.	b)	The General Meeting shall elect from the members of the Board of Directors the Chairman. The term of office shall be one year, understood to be ~~a member of the Board of Directors.~~the period from the election until the end of the next ordinary General Meeting. Re-election is possible. The Chairman shall have no casting vote.

c)	~~Die Mitglieder des Verwaltungsrats erhalten für ihre Tätigkeit eine Entschädigung, deren Höhe vom Verwaltungsrat festgelegt wird. Die Mitglieder des Verwaltungsrats sind ebenfalls berechtigt, an Mitarbeiterbeteiligungsprogrammen der Gesellschaft teilzunehmen.~~Der Verwaltungsrat konstituiert sich selber, sofern das Gesetz oder die Statuten nichts anderes bestimmen. Er bezeichnet einen Sekretär; dieser braucht nicht dem Verwaltungsrat anzugehören.	c)	~~Members of the~~ The Board of Directors shall ~~receive compensation for their work in an amount~~constitute itself unless provided otherwise by law or the Articles of Association. It appoints a Secretary who does not need to be ~~determined by~~ a member of the Board~~. They may also participate in the Company’s employee benefit plans.~~ of Directors.

d)	~~Soweit es das Gesetz zulässt, werden die Mitglieder des Verwaltungsrates sowie der Geschäftsleitung aus dem Gesellschaftsvermögen schadlos gehalten für Forderungen, Kosten, Verluste, Schäden, Bussen, und sonstige Auslagen, welche ihnen im Zusammenhang mit ihrer Tätigkeit für die Gesellschaft entstehen.~~Fällt der Präsident aus oder hat die Gesellschaft aus anderen Gründen keinen handlungs- und funktionsfähigen Präsidenten, so ernennt der Verwaltungsrat eines seiner Mitglieder zum Präsidenten bis zur nächsten ordentlichen Generalversammlung; die Einberufung einer Generalversammlung nach Art. 726 Abs. 2 OR bleibt vorbehalten.	d)	~~The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each of the members of the Board of Directors and officers out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty.~~If the Chairman is not available to continue to hold office or if the Company does not have a Chairman capable of acting and of holding office for other reasons, then the Board of Directors shall appoint one of its members as Chairman until the next ordinary General Meeting; the calling of a General Meeting in accordance with Art. 726 para. 2 CO is reserve.

Artikel ~~18~~19 Zuständigkeit und Delegation		Article ~~18~~19 Ultimate Direction, Delegation

b)	Der Verwaltungsrat kann aus seiner Mitte Ausschüssen bestellen oder einzelne Mitglieder bestimmen, welche mit der Vorbereitung und/oder Ausführung seiner Beschlüsse oder der Überwachung bestimmter Geschäfte betraut sind. Der Verwaltungsrat erlässt hierzu die notwendigen organisatorischen Weisungen. Mit Ausnahme der unübertragbaren Befugnisse kann der Verwaltungsrat die Geschäftsführung ganz oder teilweise an ~~einzelne~~ein Mitglied oder mehrere Mitglieder, des Verwaltungsrats oder an ~~einen Ausschuss oder an Dritte~~andere natürliche Personen, welche keine Aktionäre zu sein brauchen, übertragen. ~~Ebenso kann der Verwaltungsrat vorgenannten Personen die Befugnis erteilen, im Namen der Gesellschaft zu zeichnen.~~ Der Verwaltungsrat erlässt hierzu die notwendigen Organisationsreglemente und erstellt die erforderlichen Vertragsdokumente.	b)	The Board of Directors may delegate preparation and/or implementation of its decisions and supervision of the business to committees or to individual members of the Board of Directors. The organizational regulations will be defined by the Board of Directors. While reserving its non- transferable powers, the Board of Directors may further delegate the management of the business or parts thereof ~~and representation of the Company~~ to one or more ~~persons,~~ members of the Board of Directors or ~~others~~other natural persons who need not be shareholders. The Board of Directors shall record all such arrangements in a set of regulations for the Company and set up the necessary contractual framework.

Artikel ~~19~~20 Einzelne Befugnisse		Article ~~19~~20 Duties

Der Verwaltungsrat hat folgende unübertragbare und unentziehbare Befugnisse:		The Board of Directors has the following non-transferable and inalienable duties:

6.	die Erstellung des Geschäftsberichtes, des Vergütungsberichtes sowie die Vorbereitung der Generalversammlung und die Ausführung ihrer Beschlüsse;	6.	to prepare the business report, the compensation report as well as the General Meeting and to implement the latter’s resolutions;

Artikel 21 Vergütungsausschuss		Article 21 Compensation Committee

a)	Der Vergütungsausschuss besteht aus mindestens 3 Mitgliedern. Die Generalversammlung wählt aus den Mitgliedern des Verwaltungsrats die Mitglieder des Vergütungsausschusses. Die Amtsdauer beträgt ein Jahr, zu verstehen als Periode ab Wahl bis zum Ende der nächsten ordentlichen Generalversammlung. Wiederwahl ist möglich.	a)	The Compensation Committee shall consist of at least 3 members. The General Meeting shall elect from the members of the Board of Directors the members of the Compensation Committee. The term of office is one year, understood to be the period from the election to the end of the next ordinary General Meeting. Re-election is possible.

b)	Jedes Mitglied des Vergütungsausschusses hat die anwendbaren Unabhängigkeitsanforderungen der New York Stock Exchange zu erfüllen, wie sie vom Verwaltungsrat nach billigem Ermessen interpretiert werden. Zur Konkretisierung dieser Anforderungen kann der Verwaltungsrat kategorische Unabhängigkeitsstandards festsetzen.	b)	Each member of the Compensation Committee shall satisfy the applicable independence requirements of the New York Stock Exchange, as such requirements are interpreted by the Board of Directors in its reasonable judgment. The Board of Directors may adopt categorical independence standards in order to specify these requirements.

c)	Der Vergütungsausschuss hat folgende Befugnisse und Zuständigkeiten: 1. die Festlegung und Überwachung der Vergütungspolitik der Gesellschaft für Führungskräfte;	c)	The Compensation Committee shall have following powers and responsibilities: 1. to establish and oversee the Company’s executive compensation policies;

2. die periodische Beurteilung der Vergütungsstruktur der Gesellschaft für die Mitglieder der Geschäftsleitung und, wo der Vergütungsausschuss die Aufnahme in die Beurteilung als angemessen erachtet, anderer leitender Mitarbeiter;

2. to periodically assess the Company’s pay structure for the members of Executive Management and, where it deems their inclusion in such assessment is appropriate, other senior officers;

3. die Genehmigung der Vergütung (i) des Chief Executive Officers und (ii) des Präsidenten des Verwaltungsrats (sofern der Präsident nicht auch der Chief Executive Officer ist), und, sofern angemessen, die Empfehlung an die unabhängigen Mitglieder des Verwaltungsrats, diese Vergütung zu bestätigen;

3. to approve the compensation of (i) the chief executive officer and (ii) the Chairman of the Board of Directors (if the Chairman is not also the chief executive officer), and, if appropriate, to recommend such compensation to the independent members of the Board for ratification;

4. die Überprüfung der Empfehlungen des Chief Executive Officers betreffend die Vergütung der anderen Mitglieder der Geschäftsleitung sowie gegebenenfalls anderer leitender Mitarbeiter und die Festsetzung der angemessenen Höhe der Vergütung;

4. to review the chief executive officer’s recommendations regarding the compensation of the other members of Executive Management and other senior officers (if applicable) and to determine appropriate compensation levels;

5. die Empfehlung der Gesamtvergütungen der Mitglieder der Geschäftsleitung, die der Generalversammlung gemäss Art. 25 zur Genehmigung vorzulegen sind, zuhanden des Verwaltungsrats;

5. to recommend to the Board of Directors the total aggregated amounts of compensation for the members of Executive Management to be submitted for approval by the General Meeting pursuant to Article 25;

6. die Überprüfung und Genehmigung von Arbeitsverträgen des Chief Executive Officers, der anderen Mitglieder der Geschäftsleitung und, wo der Vergütungsausschuss die Aufnahme in die Überprüfung und Genehmigung als angemessen erachtet, anderer leitender Mitarbeiter der Gesellschaft;

6. to review and approve employment agreements of the chief executive officer, the other members of Executive Management and, where the Compensation Committee deems their inclusion in such review and approval is appropriate, other senior officers of the Company;

7. die Überprüfung und Empfehlung des Inhalts des Vergütungsberichts zuhanden des Verwaltungsrates, und die Überprüfung und Genehmigung des Berichts, welcher gemäss den Bestimmungen der U.S. Securities and Exchange Commission im jährlichen Proxy Statement der Gesellschaft enthalten sein muss;

7. to review and recommend to the Board of Directors the contents of the compensation report, and to review and approve the report required by the Rules of the U.S. Securities and Exchange Commission to be included in the Company’s annual proxy statement;

	8. sonstige Aufgaben und Zuständigkeiten, welche ihm die Statuten oder der Verwaltungsrat im Reglement des Vergütungsausschusses oder anderweitig zuweisen.		8. any other duties and responsibilities which are assigned to it by the Articles of Association or by the Board of Directors in its charter or otherwise

d)	Der Vergütungsausschuss hat die Befugnis, Vergütungsberater, unabhängige Rechtsberater oder andere Berater beizuziehen.	d)	The Compensation Committee shall have the authority to retain any compensation consultant, independent legal counsel or other adviser.

e)	Der Verwaltungsrat bestimmt unter den Mitgliedern des Vergütungsausschusses dessen Vorsitzenden und erlässt ein Reglement für den Vergütungsausschuss. Er kann ihm zusätzliche Aufgaben zuweisen sowie die statutarischen Aufgaben und Zuständigkeiten spezifizieren.	e)	The Board of Directors shall appoint among the members of the Compensation Committee its chairman and adopt regulations for the Compensation Committee. It may assign additional duties and responsibilities to it and specify the duties and responsibilities contained in the Articles of Association.

f)	Ist der Vergütungsausschuss mit weniger als 3 handlungs- und funktionsfähigen Mitgliedern besetzt, so ernennt der Verwaltungsrat ad interim unter seinen Mitgliedern im entsprechenden Umfang Mitglieder des Vergütungsausschlusses bis zur nächsten ordentlichen Generalversammlung; die Einberufung einer Generalversammlung nach Art. 726 Abs. 2 OR bleibt vorbehalten.	f)	If the Compensation Committee consists of less than 3 members capable of acting and holding office, then the Board of Directors shall appoint among its members, to the extent required, members of the Compensation Committee until the next ordinary General Meeting; the calling of a General Meeting in accordance with Art. 726 para. 2 CO is reserved.

Furthermore, the Board of the Directors proposes editorial changes to the Articles of Association, including: to renumber all articles and headings;

-	to update crossreferences accordingly and to harmonize the style of crossreferences (in the Articles 8(b), 8(g) and 14 (a))..

-	to make the following amendments to the nonprevailing English text of the Articles of Association in order to better reflect the prevailing German text: (i) replace “preemptive” by “preemptive” in Article 8(d); and (ii) replace “manage” by “oversee” in former Article 19 no. 1 (renumbered Article 20 no. 1);

-	to correct the following spelling error in the German text: replace “notwenig” by “notwendig” in Article 10(b).

ITEM 10

Amendments to the Articles of Association to implement new requirements under the Minder Ordinance regarding the compensation of the Board of Directors and Executive Management and related matters

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors is asking shareholders to approve the proposed amendments to the Articles of Association as shown below (additions are indicated in italics). These amendments consist of a new section IV of the Articles of Association on “Compensation and Related Provisions” (containing new articles 23 through 29), and are intended to implement certain Board and Executive Management compensation requirements of the Minder Ordinance.

IV. Vergütungen und damit im Zusammenhang stehende Bestimmungen		IV. Compensation and Related Provisions

Artikel 23 Vergütungselemente		Article 23 Elements of Compensation

a)	Die Mitglieder des Verwaltungsrates erhalten eine fixe Vergütung. In besonderen Fällen und nach vorgängiger Genehmigung durch die Generalversammlung kann der Verwaltungsrat einen zusätzlichen Ermessensbonus erhalten. Der Verwal-	a)	The members of the Board of Directors shall receive fixed compensation. In exceptional cases the Board of Directors may receive an additional discretionary bonus upon prior approval by the General Meeting. The Board of

	tungsrat oder einer seiner Ausschüsse kann bestimmen, dass die fixe Vergütung aller oder einzelner Mitglieder des Verwaltungsrats teilweise oder ganz in der Form von Aktien ausbezahlt wird, die entweder frei handelbar oder für einen bestimmten Zeitraum für den Handel gesperrt sind. Solche Aktien sind zu ihrem Fair Value am Zuteilungsdatum zu bewerten, wie vom Verwaltungsrat oder Vergütungsausschuss festgelegt.		Directors or a committee thereof may determine that the fixed compensation of all or individual members of the Board of Directors be paid in part or in full in the form of shares that are either freely tradable or blocked for trading for a specific period. Such shares shall be valued at their fair value at the date of grant as determined by the Board of Directors or the Compensation Committee.

b)	Die Mitglieder der Geschäftsleitung erhalten eine fixe Vergütung bestehend aus einer Grundvergütung und gewissen weiteren Zahlungen und Leistungen aus dem Arbeitsverhältnis sowie eine variable Vergütung in bar und/oder Beteiligungsrechte gemäss Art. 24.	b)	The members of the Executive Management shall receive fixed compensation consisting of a base salary and certain other employment payments and benefits, as well as variable compensation in cash and/or equity pursuant to Article 24.

c)	Rechtseinheiten, die durch die Gesellschaft direkt oder indirekt kontrolliert werden, dürfen Vergütungen an die Mitglieder des Verwaltungsrates oder der Geschäftsleitung für deren Dienste ausrichten, sofern solche Vergütungen durch einen geneh migten Gesamtbetrag oder einen Zusatzbetrag nach Art. 25 gedeckt sind.	c)	Legal entities which are directly or indirectly controlled by the Company may pay compensation to members of the Board of Directors or of the Executive Management for their services, provided that such compensation is covered by an approved aggregate amount or an additional amount pursuant to Article 25.

d)	Insbesondere die folgenden Leistungen gelten nicht als Vergütungen, Darlehen oder Kredite und werden nicht zu den Beträgen hinzugezählt, die gemäss Art. 25 der Genehmigung durch die Generalversammlung unterliegen:	d)	In particular, the following items are not deemed compensation, loans or credits and shall not be added to the amounts subject to approval according to Article 25:

	1. Auslagenersatz und steuerlich abzugsfähige Spesenpauschalen;		1. Reimbursement of expenses and taxdeductible lumpsum expenses;

	2. Prämien für Versicherungen, die nach Beurteilung des Vergütungsausschusses im Interesse der Gesellschaft liegen;		2. premiums for insurance which are in the view of the Compensation Committee entered into in the interest of the Company;

	3. Geringfügige Sachleistungen, allgemeine Mitarbeitervergünstigungen und ande re ähnliche Fringe Benefits;		3. insignificant benefits in kind, general employee benefits and other similar fringe benefits;

	4. Entschädigungen, Vorschüsse und Versicherungen gemäss Art. 23 lit. e).		4. indemnification, advances and insurances according to Article 23(e).

e)	Soweit es das Gesetz zulässt, werden die gegenwärtigen und früheren Mitglieder des Verwaltungsrates sowie der Geschäftsleitung aus dem Gesellschaftsvermögen schadlos gehalten für Forderungen, Kosten, Verluste, Schäden, Bussen, und sonstige Auslagen, welche ihnen im Zusammenhang mit ihrer Tätigkeit für die Gesellschaft entstanden sind bzw. gegen diese erhoben worden sind oder möglicherweise entstehen bzw. gegen diese erhoben werden, es sei denn, ein rechtskräftiger Entscheid eines Gerichts oder einer anderen Behörde stelle fest, dass die betreffende Person die obgenannten Auslagen und Verpflichtungen aufgrund einer vorsätzlichen oder grobfahrlässigen Pflichtverletzung verursacht hat.	e)	The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each of the current and former members of the Board of Directors and officers out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them have incurred or sustained or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty on behalf of the Company; provided that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgement or decree not subject to appeal, to have committed fraud or dishonesty.

	Unabhängig von vorstehender Bestimmung schiesst die Gesellschaft den Mitgliedern des Verwaltungsrats sowie der Geschäftsleitung die im Zusammenhang mit oben erwähnten Angelegenheiten entstehenden Gerichts- und Anwaltskosten vor. Ausgenommen sind jene Fälle, in denen die Gesellschaft selbst gegen die betreffenden Personen vorgeht. Die Gesellschaft kann die aufgewendeten Auslagen zurückfordern, wenn ein Gericht oder eine andere zuständige Behörde rechtskräftig feststellt, dass die betreffende Person gegenüber der Gesellschaft eine Pflichtver- letzung begangen hat.		Without limiting the foregoing paragraph, the Company shall advance court costs and attorney’s fees to such current and former members of the Board of Directors and officers, except in cases where the Company itself is plaintiff. The Company may however recover such advanced cost if a court or another competent authority holds that the member of the Board of Directors or the officer in question has breached its duties to the Company.

	Die Gesellschaft kann Versicherungen gegen jegliche Haftung, die gegen die Mitglieder des Verwaltungsrates und die leitenden Angestellten in ihrer Eigenschaft als solche geltend gemacht wird, abschliessen und aufrechterhalten.		The Company may purchase and maintain insurance against any liability asserted against the members of the Board of Directors and officers in their capacity as such.

f)	Im Rahmen dieses Abschnitts IV umfasst der Begriff “Geschäftsleitung” auch jedes Mitglied des Verwaltungsrats, welches gleichzeitig ein Mitglied der Geschäftsleitung ist (Delegierte des Verwaltungsrats).	f)	Within this section IV, the term “Executive Management” shall also encom ass any member of the board of directors who is a member of the Executive Management at the same time (Managing Director).

Artikel 24 Anreiz- und Beteiligungspläne		Article 24 Incentive and Equity Plans

a)	Variable Vergütungen, die Mitgliedern der Geschäftsleitung im Zusammenhang mit einem bestimmten Jahr bezahlt oder gewährt werden, können aus einem Bonus in bar gemäss Art. 24 lit. c) und aus Zuteilungen von Beteiligungsrechten (aktienbasierten Awards) mit langfristiger Anreizwirkung gemäss Art. 24 lit. d) bestehen, zuzüglich gegebenenfalls Beiträgen des Arbeitsgebers für die Pensionskasse und Sozialversicherungen. In besonderen Fällen und nach vorgängiger Genehmigung durch die Generalversammlung können die Mitglieder der Geschäftsleitung einen zusätzlichen Ermessensbonus erhalten. Des Weiteren kann der Verwaltungsrat oder der Vergütungsausschuss bestimmen, dass die Mitglieder der Geschäftsleitung berechtigt sind, am Mitarbeiterbeteiligungsplan der Gesellschaft teilzunehmen, welcher von der Generalversammlung mittels konsultativem oder bindendem Beschluss, wie nach anwendbarem Recht (inklusive den USWertschriftengesetzen) verlangt, genehmigt wurde.	a)	Variable compensation paid or granted to the members of the Executive Management in relation to a certain year may consist of a cash bonus pursuant to Article 24(c) and longterm incentive equity awards pursuant to Article 24(d), plus, if applicable, social security and pension plan contributions on the part of the employer. In exceptional cases the members of the Executive Management may receive an additional discretionary bonus upon prior approval by the General Meeting. Furthermore, the Board of Directors or the Compensation Committee may determine that the members of Executive Management are eligible to participate in the Company’s employee share purchase plan that has been approved by the General Meeting by a binding or advisory vote as required by applicable law (including U.S. securities laws).

b)	Variable Vergütungen beruhen auf Performancekriterien, welche die Performance der ACE Gruppe und/oder von deren Geschäftseinheiten und/oder individuelle Zielen berücksichtigen. Der Verwaltungsrat oder der Vergütungsausschuss setzen Performancekriterien, Zielwerte und deren Erreichung fest (wobei die Bestimmung von individuellen Zielen und deren Erreichung in Bezug auf jedes andere Mitglied der Geschäftsleitung an den Chief Executive Officer delegiert werden kann). Wenn der Verwaltungsrat oder der Vergütungsausschuss es als zweckmässig erachtet, kann er auch Zuteilungen mit langfristiger Anreizwirkung gewähren, welche unabhängig von der Erreichung von Zielen in der Vergangenheit an die zukünftige Performance geknüpft sind.	b)	Variable compensation shall be based on performance criteria that take into account the performance of the ACE Group and/or operating units thereof, and/or individual targets. The Board of Directors or the Compensation Committee determines performance criteria, target levels, and their achievement (it being understood that the determination of individual targets and their achievement may be delegated to the chief executive officer in respect to any other member of Executive Management). If deemed appropriate, the Board of Directors or Compensation Committee may also grant longterm incentive awards that are linked to future performance independently from the achievement of targets in the past.

c)	Der Bonus in bar wird unter Anwendung der obengenannten Kriterien und Rahmenbedingungen basierend auf Leistungen ausbezahlt, die grundsätzlich unter Zugrundelegung des einjährigen Zeitraums gemessen werden, auf den sich der Bonus in bar bezieht.	c)	The cash bonus is paid out based on achievements which are generally measured based on the oneyear period to which the cash bonus relates, applying the above criteria and framework.

d)	Der Umfang der Zuteilungen von Beteiligungsrechten (aktienbasierten Awards) mit langfristiger Anreizwirkung (longterm incentive) wird durch den Verwaltungsrat oder den Vergütungsausschuss festgelegt. Er kann aus Aktienoptionen, Aktien mit Veräusserungssperre, Performance-Aktien und sonstigen Beteiligungsinstrumenten bestehen, die gemäss einem Beteiligungsplan zulässig sind, welcher von der Generalversammlung mittels konsultativem oder bindendem Beschluss, wie vom anwendbaren Recht (inklusive den US-Wertschriftengesetzen) verlangt, genehmigt wurde.	d)	The amount of longterm incentive equity awards granted shall be determined by the Board of Directors or the Compensation Committee and may consist of stock options, restricted stock, performance shares or any other equity instruments permitted by an equity plan that has been approved by the General Meeting by a binding or advisory vote as required by applicable law (including U.S. securities laws).

e)	Zuteilungen von Beteiligungsrechten (aktienbasierte Awards) stellen grundsätzlich Vergütungen im Jahr dar, in der gegebenenfalls die Performance zum Zwecke der Festlegung des Umfangs der Zuteilung gemessen wurde (d.h. wenn eine Zuteilung im Zusammenhang mit der Beurteilung der Performance im Vorjahr erfolgt, stellt diese Zuteilung Vergütung in Bezug auf dieses Vorjahr dar), oder andernfalls Vergütungen am Tag der Zuteilung dar. Sie sind grundsätzlich zu ihrem Fair Value am Zuteilungsdatum zu bewerten, wie vom Verwaltungsrat oder Vergütungsausschuss festgelegt. Wenn der Verwaltungsrat oder der Vergütungsausschuss es unter den gegebenen Umständen als angemessen erachtet, kann er bestimmen, dass eine Zuteilung oder ein Teil einer Zuteilung eine Vergütung in einem anderen Jahr darstellt und an einem anderen Datum bewertet wird (soweit dies nach anwendbarem Recht, inklusive den US-Wertschriftengesetzen, zulässig ist).	e)	Any equity awards generally constitute compensation for the year during which performance was measured in order to determine the size of the award, if applicable (i.e., if an award is granted in connection with review of prioryear performance, then such award shall constitute compensation with respect to such prior year), and otherwise at the date of grant. They shall be generally valued at their fair value at the date of grant as determined by the Board of Directors or the Compensation Committee. If the Board of Directors or the Compensation Committee deems it reasonable under the circumstances, it may determine that all or part of an award shall constitute variable compensation in a different year and be valued at a different date (to extent permitted by applicable law, including U.S. securities laws).

f)	Der Verwaltungsrat oder der Vergütungsausschuss ist autorisiert, die näheren Vorschriften und Bedingungen von variablen Vergütungen zu spezifizieren, sei dies in Bonus- und Beteiligungsplänen, Arbeitsoder Zuteilungsverträgen oder ander- weitig. Sie bestimmen die Bedingungen der Gewährung, der Unverfallbarkeit (Vesting), der Sperrung, der Ausübung und des Verfalls von aktienbasierten Awards und können Mechanismen zur Anpassung oder Rückforderung von variablen Vergütungen vorsehen. Sie können insbesondere vorsehen, dass gewisse variable Vergütungen oder deren Äquivalent in bar während einer Freistellung ausbezahlt oder gewährt werden (wobei in diesem Fall die Ausrichtung auf dem im letzten Jahr bzw. in den letzten Jahren ausgerichteten durchschnittlichen Bonus bzw. Incentive oder dem Zielbonus bzw. -incentive basieren kann) und dass aktienbasierte Awards (i) im Falle eines Kontrollwechsels betreffend die Gesellschaft und (ii) im Falle der Beendigung der Anstellung eines Mitgliedes der Geschäftsleitung unverfallbar werden (vesten) und Sperrfristen aufgehoben werden.	f)	The Board of Directors or the Compensation Committee is authorized to specify any further terms and conditions of variable compensation, be it in bonus and equity incentive plans, employment or award agreements or otherwise. They shall determine grant, vesting, blocking, exercise and forfeiture conditions of any equity awards and may provide for mechanisms for adjustment or clawback of variable compensation. In particular, they may provide that certain variable compensation or their cash equivalent is paid or granted during garden leave (in which case the payout may be based on the average bonus or incentive paid in the last year(s) or on the target bonus or incentive), and that equity awards will vest and any blocking periods will be waived (i) in the event of a change in control regarding the Company and (ii) in the event of termination of employment of a member of the Executive Management.

g)	Der Verwaltungsrat oder der Vergütungsausschuss ist dafür verantwortlich, für jedes Mitglied der Geschäftsleitung das proportionale Verhältnis der jährlichen Grundvergütung und der Komponenten der variablen Vergütung zu bestimmen. Dies erfolgt unter Berücksichtigung der vorstehend umschriebenen Performancekriterien und individuellen Ziele und des proportionalen Verhältnisses der Vergütungsstruktur in vergleichbaren Unternehmen, welche den Aktionären auf jährlicher Basis mitgeteilt und veröffentlicht werden (wobei der Verwaltungsrat oder der Vergütungsausschuss jedoch von der Norm oder den Praktiken anderer Gesellschaften abweichen kann, wenn er es für Zwecke des Geschäfts, der Rekrutierung oder der Mitarbeiterbindung für angemessen hält). In Übereinstimmung mit, und unter Vorbehalt von, Art. 25 der Statuten darf die gesamte Vergütung (einschließlich der festen und variablen Vergütung), welche allen Mitgliedern der Geschäftsleitung in Bezug auf ein Kalenderjahr ausgerichtet wird, in keinem Fall den Gesamtbetrag übersteigen, welcher vorgängig durch die Generalversammlung für die Vergütung der Geschäftsleitung für dieses Kalenderjahr genehmigt wurde.	g)	The Board of Directors or the Compensation Committee shall be responsible for determining for each member of Executive Management the proportional balance of base annual salary and the components of variable compensation, following consideration of the performance criteria and individual targets described above, and the proportional balance of compensation structures at peer group companies that shall be published and disclosed to shareholders on an annual basis (provided the Board of Directors or Compensation Committee may deviate from the norm or other companies’ practices if it deems appropriate for business, recruitment or retention purposes). In accordance with, and subject to, Article 25 below, in no event shall the aggregate compensation (including fixed and variable compensation) paid with respect to any calendar year to all members of Executive Management exceed the total aggregate amount previously approved by the General Meeting for the compensation of the Executive Management for such calendar year.

Artikel 25 Genehmigung von Vergütungen		Article 25 Approval of Compensation

a)	Die ordentliche Generalversammlung genehmigt jedes Jahr je den maximalen Gesamtbetrag:	a)	Each year the ordinary General Meeting shall approve separately the maximum aggregate amount each of:

	1. der Vergütungen für den Verwaltungsrat bis zur nächsten ordentlichen General- versammlung; und		1. the compensation of the Board of Directors until the next ordinary general meeting; and

	2. der Vergütungen für die Geschäftsleitung für das nächste Kalenderjahr.		2. the compensation of the Executive Management for the next calendar year.

b)	Genehmigt die Generalversammlung einen Gesamtbetrag nach Art. 25 lit. a) nicht, so berücksichtigt der Verwaltungsrat die Ergebnisse der Abstimmung, andere Aktionärsrückmeldungen sowie weitere Aspekte nach eigenem Ermessen und er kann anschliessend an einer nachfolgenden (ordentlichen oder ausserordentlichen) Generalversammlung einen neuen Antrag für einen solchen Gesamtbetrag stellen, und die Gesellschaft darf Vergütungen unter Vorbehalt der nachträglichen Geneh- migung durch die Generalversammlung ausrichten. Der Verwaltungsrat darf auch Genehmigungsanträge aufteilen, indem er Anträge in Bezug auf einzelne Vergü- tungselemente, kürzere Zeitperioden oder einen engeren Personenkreis stellt.	b)	If the General Meeting does not approve an aggregate amount pursuant to Article 25(a), the Board of Directors shall consider the results of the vote, other shareholder feedback and other matters in its discretion and it may thereafter submit a new proposal for such aggregate amount at a subsequent (extraordinary or ordinary) General Meeting, and the Company may pay compensation subject to the subsequent approval. The Board of Directors may also split proposals for approval by submitting proposals in respect to particular elements of compensation, shorter periods of time, or a more limited group of persons.

c)	Die Generalversammlung kann jederzeit eine nachträgliche Erhöhung eines genehmigten Gesamtbetrags oder zusätzliche Beträge für gewisse Vergütungselemente genehmigen. Sie kann insbesondere einen möglichen ausserordentlichen Bonus genehmigen, der auszurichten ist: (i) an den Verwaltungsrat in bar oder Aktien für in einer vorangehenden Periode geleistete ausserordentliche und zusätzliche Arbeit, oder (ii) an die Geschäftsleitung für die Leistung im vorherigen Kalenderjahr ausserhalb und zusätzlich zu einem Bonus, der im Rahmen von Art. 25 lit. a) Ziff. 2 der Statuten ausgerichtet wurde.	c)	The General Meeting may at any time approve a subsequent increase of an approved aggregate amount or approve additional amounts for certain elements of compensation. In particular, it may approve a possible extraordinary bonus payable (i) to the Board of Directors in cash or shares for extraordinary and additional work performed in a preceding period or (ii) to the Executive Management for the performance in the prior calendar year outside of and in addition to any bonus paid within the scope of Article 25(a)(2) above.

d)	Die Gesellschaft ist berechtigt, eine Vergütung (einschließlich Entschädigung für den Verlust von Vergütung oder für finanzielle Nachteile im Zusammenhang mit dem Arbeitswechsel) an solche Mitglieder der Geschäftsleitung zu bezahlen, die nach dem relevanten Genehmigungsbeschluss der Generalversammlung (i) in die Geschäftsleitung eintreten oder (ii) innerhalb der Geschäftsleitung zum Chief Executive Officer befördert werden; dies selbst dann, wenn der durch die Generalversammlung bereits genehmigte Betrag nicht ausreichend ist. Diese Zusatzbeträge müssen nicht durch die Generalversammlung genehmigt werden, sofern ihre Summe in jeder einzelnen relevanten Zeitspanne 40% des genehmigten maximalen Gesamtbetrags (vollständig, nicht pro rata temporis) der Vergütung für die Mitglieder der Geschäftsleitung für diesselbe Zeitspanne nicht überschreitet, für welche die Genehmigung durch die Generalversammlung bereits erteilt wurde.	d)	The Company is authorized to pay compensation (including indemnification for loss of compensation or for financial disadvantages in connection with the change of employment) to such members of the Executive Management who after the relevant approval resolution by the General Meeting (i) join the Executive Management or (ii) are promoted within the Executive Management to Chief Executive Officer, even if the total amount already approved by the General Meeting is not sufficient. These supplementary amounts do not need to be approved by the General Meeting, provided that their sum in each single relevant period of time does not exceed 40% of the approved maximum aggregate amount (in full not pro rata temporis) of the compensation of the members of the Executive Management for the same period of time for which approval by the General Meeting has already be obtained.

e)	Eine Überschreitung der genehmigten maximalen Gesamtbeträge aufgrund von Wechselkursschwankungen ist unbeachtlich.	e)	Any excess of the approved maximum aggregate amounts due to exchange rate fluctuations shall be disregarded.

Artikel 26 Zulässige zusätzliche Tätigkeiten		Article 26 Permitted Additional Activities

a)	Ein Mitglied des Verwaltungsrats darf nicht mehr als die folgende Anzahl zusätzlicher Mandate (wie nachstehend definiert) halten:	a)	Any member of the Board of Directors shall hold no more than the following numbers of additional mandates (as defined below):

	1. bis zu 4 Mandate in börsenkotierten Unternehmen;		1. up to 4 mandates in publiclytraded companies;

	2. bis zu 10 Mandate in nichtkotierten Unternehmen;		2. up to 10 mandates in privatelyheld companies; and

	3. bis zu 10 Mandate in Stiftungen, Vereinen, wohltätigen Organisationen und anderen Rechtseinheiten.		3. up to 10 mandates in foundations, associations, charitable organizations and other entities.

b)	Die Begrenzungen in Art. 26 lit. a) der Statuten gelangen auch für Mitglieder der Geschäftsleitung zur Anwendung, wobei die maximale Anzahl zusätzlicher Mandate in börsenkotierten Unternehmen (Ziff. 1 vorstehend) jedoch bei 2 liegt.	b)	The limitations set forth in Article 26(a) above shall also apply to members of the Executive Management provided, however, that the maximum number of additional mandates in publiclytraded companies (no. 1 above) shall be 2.

c)	Mandate, die in verschiedenen Rechtseinheiten ein und desselben Konzerns oder auf Anordnung der Gesellschaft oder einer anderen Rechtseinheit gemäss Art. 26 lit. a) der Statuten gehalten werden (einschliesslich in Vorsorgeeinrichtungen und	c)	Mandates held in different legal entities of the same group or by order of the Company or of another legal entity pursuant to Article 26(a) above (including in pension funds and joint ventures) shall not count as separate mandates. It is admissible to exceed the limitations set forth in this Article for a short period of time.

d)	Ein “Mandat” im Sinne dieses Artikels ist ein Mandat in den obersten Leitungsoder Verwaltungsorganen von Rechtseinheiten, die verpflichtet sind, sich ins Handelsregister oder in ein entsprechendes ausländisches Register eintragen zu lassen, mit Ausnahme der Gesellschaft und Rechtseinheiten, die durch die Gesellschaft kontrolliert werden oder diese kontrollieren.	d)	A “mandate” within the meaning of this Article shall mean a mandate in superior governing or administrative bodies of legal entities that are obliged to register themselves in the commercial registry or any comparable foreign register except for the Company and any entity controlled by, or controlling, the Company.

Artikel 27 Vereinbarungen mit der Geschäftsleitung und dem Verwaltungsrat		Article 27 Agreements with Executive Management and the Board of Directors

a)	Arbeits- und Dienstleistungsverträge mit Mitgliedern der Geschäftsleitung und, falls anwendbar, mit Mitgliedern des Verwaltungsrates sind in der Regel unbefristet und können eine Kündigungsfrist von bis zu 12 Monaten vorsehen. Falls der Verwaltungsrat oder einer seiner Ausschüsse zum Schluss gelangt, dass eine befristete Vertragsdauer angemessen ist, so übersteigt diese nicht 12 Monate.	a)	Any employment or service agreements of the members of the Executive Management and, if applicable, with members of the Board of Directors are as a general rule without fixed term and may provide for notice periods of up to 12 months. If the Board of Directors or any of its Committees comes to the conclusion that a fixed term is appropriate, the fixed term shall not exceed 12 months.

b)	Die Gesellschaft kann mit Mitgliedern der Geschäftsleitung entschädigte Konkurrenzverbote für eine Dauer von bis zu 2 Jahren nach der Beendigung des Arbeitsverhältnisses vereinbaren. Die Entschädigung, die pro Jahr des Konkurrenzverbots zu entrichten ist, beträgt maximal die Summe (i) der letzten jährlichen Grundvergütung des Mitglieds, (ii) des Durchschnitts der letzten drei tatsächlichen Jahresboni des Mitglieds, und (iii) der Prämienzahlungen für Krankenund/oder Zahnversicherung basierend auf der Wahl des Mitglieds zur Zeit der Beendigung des Arbeitsverhältnisses. Zudem kann die Gesellschaft die Ausrichtung bestimmter Vergütungselemente, die mit in der Vergangenheit erbrachten Leistungen eines Mitglieds im Zusammenhang stehen, vom Abschluss und der Einhaltung eines Konkurrenzverbots abhängig machen, so insbesondere (i) die Ausrichtung eines pro rata Bonusbetrags für das Jahr, in welchem das Arbeitsverhältnis mit dem Mitglied beendet wurde, basierend auf der Arbeitsdauer in diesem Jahr und dem Durchschnitt der letzten drei tatsächlichen Jahresboni des Mitglieds, und (ii) das fortgesetzte Vesting von aktienbasierten Awards, die ab dem Zeitpunkt der Beendigung des Arbeitsverhältnisses nicht gevestet (unverfallbar) sind, sowie, falls anwendbar, die fortgesetzte Möglichkeit, bestimmte aktienbasierte Awards (wie Optionen) auszuüben, beides gleich wie während dem Arbeitsverhältnis. Wenn jedoch bis zur Beendigung gemäss Art. 27 lit. a) eine Freistellung gewährt wurde, wird der maximale Zeitraum von 2 Jahren (oder die maximale Entschädigung, die gestützt auf diesen Zeitraum berechnet wird) für ein entschädigtes Konkurrenzverbot entsprechend reduziert.	b)	The Company may enter into compensated noncompetition agreements with members of the Executive Management with a duration of up to 2 years after termination of the employment. The compensation payable for each year of the noncompete obligation shall not exceed the sum of (i) the last annual base salary of the member, (ii) the average of the member’s last three actual annual bonuses, and (iii) health and/or dental premium payments based upon the member’s elections in effect as of the termination. Furthermore, the Company may condition the payment of certain compensation items related to a member’s past services on the entering into and compliance with a noncompetition agreement, including without limitation the payment of (i) a pro rata bonus amount for the year in which the member is terminated based upon time worked during such year and the average of the member’s last 3 actual annual bonuses and (ii) continued vesting of the member’s equity awards that are unvested as of the date of termination and, if applicable, continued ability to exercise the member’s equity awards (such as options), each as during employment. If, however, any garden leave was granted until termination under Article 27(a), then the maximum period of 2 years (or the maximum compensation that is calculated based on such period) for any compensated non-compete agreement shall be reduced accordingly.

Artikel 28 Vorsorgeleistungen		Article 28 Retirement Benefits

a)	Die Gesellschaft kann eine oder mehrere unabhängige Vorsorgeeinrichtungen für die berufliche Vorsorge errichten oder sich solchen anschliessen. Arbeitgeberseitige Beiträge an solche Vorsorgeeinrichtungen, nicht aber die von solchen Vorsorgeeinrichtungen ausgerichteten reglementarischen Leistungen, gelten als Bestandteil der Vergütung. Aufgrund anwendbarer Regelungen (inklusive unter qualifizierten und nichtqualifizierten beitragsorientierten Plänen) für die berufliche Vorsorge direkt vom Arbeitgeber geäufnete bzw. ausgerichtete Vorsorgeleistungen werden gleich behandelt wie Beiträge an und Leistungen von Vorsorgeeinrichtungen.	a)	The Company may establish one or more independent pension funds for occupational pension benefits or may join such funds. Contributions to such pension funds on the part of the employer, but not benefits which are paid out by such pension funds, are deemed part of the compensation. Retirement benefits accumulated or paid directly by the employer based on applicable regulations on occupational pension benefits (including under qualified and nonqualified defined contribution plans) are treated the same way as contributions to and benefits by pension funds.

b)	Die Gesellschaft und ihre Tochtergesellschaften können Mitgliedern der Geschäftsleitung anstelle oder zusätzlich zu den Leistungen nach Art. 28 lit. a) direkt Vorsorgeleistungen (wie Renten, Kauf von Krankenversicherungen und dgl.) ausserhalb der beruflichen Vorsorge in Aussicht stellen und nach ihrem Ausscheiden ausbezahlen. Solche Renten sollen pro Jahr die letzte an dieses Mitglied ausbezahlte jährliche Grundvergütung nicht übersteigen. Bei Kapitalabfindungen wird der Wert einer Vorsorgeleistung aufgrund anerkannter versicherungsmathematischer Methoden ermittelt. Die Zahlung von Überbrückungsbzw. Zwischenleistungen zwischen Frühpensionierung und regulärem Rentenalter ist möglich. Zudem können die Mitglieder der Geschäftsleitung an den von der Gesellschaft unterhaltenen Krankenversicherungsprogrammen teilnehmen.	b)	Instead or in addition to benefits pursuant to Article 28(a), the Company and its subsidiaries may directly offer retirement benefits (such as pensions, purchase of health care insurances etc.) outside of the scope of occupational pension benefit regulations to members of the Executive Management and may pay them out after retirement. Such retirement benefits shall not exceed the last paid out annual base salary of the respective member per year. In the case of lump-sumsettlements, the value of a pension shall be determined based on recognized actuarial methods. The payment of bridge or interim annuities between early retirement and the regular retirement age is possible. In addition, the members of the Executive Management may participate in the health plans maintained by the Company.

Artikel 29 Rechtsnatur		Article 29 Legal Nature

Die Bestimmungen dieses Abschnitts sind gesellschaftsrechtlicher Natur und begründen keine individuellen Leistungsansprüche.		The provisions of this section are of a company-law nature and do not create individual claims for benefits.

ITEM 11

Approval of the maximum compensation of the Board of Directors and Executive Management

Item 11.1	Compensation of the Board of Directors until the next annual general meeting

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors is asking shareholders to approve a maximum total of $4.2 million in aggregate compensation for the members of the Board of Directors until the 2016 annual general meeting.

Item 11.2	Compensation of Executive Management for the next calendar year

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors is asking shareholders to approve a maximum total of $49 million in aggregate compensation for the members of Executive Management for the next calendar year (2016).

ITEM 12

Advisory vote to approve executive compensation under U.S. securities law requirements

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors is asking shareholders to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC for the year ended December 31, 2014, including the Compensation Discussion & Analysis, compensation tables and related material disclosed in this proxy statement. We refer to our named executive officers, who are determined based on applicable SEC rules, as NEOs.

ORGANIZATIONAL MATTERS

Admission to the Annual General Meeting

Shareholders who are registered in the share register on March 27, 2015 will receive an individualized Notice of Internet Availability of Proxy Materials (which we refer to as the Notice) from our share registrar. Beneficial owners of shares will receive the Notice or proxy materials, as well as a voting instruction form, from their broker, bank, nominee or custodian acting as shareholder of record to indicate how they wish their shares to be voted.

In order to attend the Annual General Meeting in person, shareholders of record must bring their admission ticket (which may be obtained as described below) and government-issued identification such as a driver’s license or passport. A shareholder may also appoint another person to represent him or her at the Annual General Meeting through a written, signed proxy giving such person the right to vote the shares. Such person must bring that proxy, his or her government-issued identification, and an admission ticket to the Annual General Meeting.

Beneficial owners who wish to vote in person at the Annual General Meeting must obtain a signed proxy from their broker, bank, nominee or other custodian that authorizes you to vote the shares held by them on your behalf. In addition, they must bring to the Annual General Meeting an admission ticket and governmentissued identification.

Beneficial owners who have not obtained a proxy from their broker or custodian are not entitled to vote in person at, or participate in, the Annual General Meeting.

Each share carries one vote. The exercise of the voting right is subject to the voting restrictions set out in our Articles of Association. To request an admission ticket to the Annual General Meeting, please contact Investor Relations (by telephone at +1 (441) 299-9283, via e-mail at investorrelations@acegroup.com or by mail at Investor Relations, ACE Limited, 17 Woodbourne Avenue, Hamilton HM08, Bermuda) and send proof of your stock ownership. For record holders, proof of stock ownership is a copy of your Notice. For beneficial owners, proof of stock ownership is an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares. To allow time for processing, please submit requests for admission tickets by May 14, 2015. Admission tickets are not transferable. You may contact Investor Relations with any questions about the admission ticket process.

The Company reserves the right to deny admission to the Annual General Meeting to any shareholder that does not present a valid admission ticket, government issued identification or any other required document described in this section.

Beneficial owners of shares held in “street name” and shareholders of record with voting rights at the close of business on March 27, 2015 are entitled to vote at the Annual General Meeting, except that shareholders who, upon application, become registered as shareholders with respect to their shares in our share register after March 27, 2015 but on or before May 5, 2015 and wish to vote those shares at the Annual General Meeting will need to obtain a proxy for identification purposes from the registered voting rights record holder of those shares as of the record date of the Annual General Meeting to vote their shares in person at the Annual General Meeting. Alternatively they may also obtain the proxy materials by contacting Investor Relations by telephone at +1 (441) 299-9283 or via email at investorrelations@acegroup.com. Shareholders registered in our share register (as opposed to beneficial holders of shares held in “street name”) who have sold their shares prior to May 5, 2015 are not entitled to vote those shares at the Annual General Meeting.

Granting of Proxy to the independent proxy

If you are a shareholder of record and do not wish to attend the Annual General Meeting, you have the right to grant your voting proxy directly to the independent proxy, Homburger AG, Prime Tower, Hardstrasse 201, P.O. Box 314, CH-8032 Zurich, Switzerland, in the sense of Article 689c of the Swiss Code of Obligations, with the corresponding proxy card (including electronically).

The proxies granted to the independent proxy must be received no later than 6:00 p.m. Central European Time on May 20, 2015. Registered shareholders who have appointed the independent proxy as a proxy may not vote in person at the meeting, or send a proxy of their choice to the meeting, unless they revoke or change their proxies.

By signing the proxy card and if no other instructions are given, the shareholder instructs the independent proxy to vote in favor of each agenda item as proposed by the Board of Directors. If a new agenda item or a new proposal for an existing agenda item is put before the Annual General Meeting and no other instructions are given, the shareholder instructs the independent proxy to vote in accordance with the position of the Board of Directors. In case a shareholder invalidates these general instructions and does not provide any other instructions, the independent proxy must abstain from voting.

Admission office

The admission office opens on the day of the Annual General Meeting at 1:45 p.m. Central European Time. Shareholders of record attending the meeting are required to present the proof of admission described above in “Admission to the General Meeting” at the entrance.

Annual Report of ACE Limited

The ACE Limited 2014 Annual Report containing the Company’s audited consolidated financial statements with accompanying notes and its audited statutory standalone financial statements prepared in accordance with Swiss law, the Company’s Swiss law compensation report, the statutory auditor’s report, as well as additionally required Swiss disclosures, is available on the Company’s website in the Investor Information section at http://investors.acegroup.com/investor-information/shareholder-meeting-materials/default.aspx. Copies of this document may be obtained without charge by contacting ACE Limited Investor Relations by telephone at +1 (441) 299-9283 or via e-mail at investorrelations@acegroup.com. Copies may also be obtained without charge by contacting ACE Limited Investor Relations, or may be physically inspected, at the offices of ACE Limited, Bärengasse 32, CH-8001 Zurich, Switzerland.

Zurich, April 28, 2015

By Order of the Board of Directors,

Joseph F. Wayland

Executive Vice President, General Counsel and Secretary